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                                                                    EXHIBIT 23.1
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                        [LETTERHEAD OF ERNST & YOUNG LLP]

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the 1998 Incentive Stock Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan of Illumina, Inc. of our report dated February 29, 2000, with respect to the financial statements of Illumina, Inc. included in its Registration Statement (Form S-1 No. 333-33922), filed with the Securities and Exchange Commission.

                                                /s/ ERNST & YOUNG LLP
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                                                ERNST & YOUNG LLP

San Diego, California
August 1, 2000